EXHIBIT 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of May 1, 2008 (the “Effective Date”), is by and between MediciNova, Inc., a Delaware corporation, (the “Company”) and Kenneth W. Locke, Ph.D., an individual (the “Consultant”).

WITNESSETH:

WHEREAS, the Company agreed to retain the services of the Consultant to provide consulting services in connection with, among other things, the Company’s drug development activities (the “Services”); and

WHEREAS, the Company and the Consultant mutually desire to reduce their on-going business relationship to a writing under the terms hereof.

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto do hereby agree as follows:

1. TERM

The Company hereby retains the Consultant for a term of one (1) year commencing on the Effective Date and subject to any earlier termination pursuant to Section 6 hereof (the “Term”).

2. DUTIES

Subject at all times to the consultation with the Chief Executive Officer, the Chief Development Officer, the Chief Financial Officer and the Company’s Board of Directors (the “Board”) or their designated representatives, the Consultant shall be retained as a consultant to assist and advise the Company in connection with the Company’s drug development activities.

3. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The Consultant agrees and acknowledges that he continues to be bound by the terms and conditions of that certain Proprietary Information and Invention Agreement, dated as of September 26, 2000, by and between the Company and the Consultant, and that such agreement is still in full force and effect.

4. LOYALTY OBLIGATIONS

The Consultant agrees that during the Term Consultant shall not induce or attempt to induce any person who is an employee, agent or consultant of the Company to leave the employ of the Company.

5. COMPENSATION

The Company shall pay to the Consultant for the Services compensation as follows:

(a) a fee of $250 per hour, subject to a maximum of $2,500 per day, with a minimum of one day of Services at $2,500 per day to be paid per month;

(b) notwithstanding the hourly fee set forth in clause (a) above, a maximum of $1,250 per day for time spent solely in travel at the request of Employer; and

(c) reimbursement of all ordinary and necessary out-of-pocket expenses related to the Services will be reimbursed to the Consultant upon submission of the invoices and/or receipts therefor sufficient for United States Federal Income Tax purposes.

The Consultant shall invoice the Company on a monthly basis by the tenth (10th) day of each month, for the amounts payable in accordance with this Section. The Consultant agrees to pay such invoices within thirty (30) days of receipt. Each invoice shall include a general description of the services performed and/or the expenses incurred. All fees for the services shall be paid without any deduction including, without limitation, any deduction for social security, federal or state or withholding taxes or unemployment insurance. The Consultant acknowledges that he is responsible for the proper reporting and payment of all taxes on such fees.

6. TERMINATION

This Agreement may be terminated by either party with immediate effect upon written notice to the other in the event of the other party’s breach of any of the terms of this Agreement which shall not have been remedied within fourteen (14) days of written notice with request to do so.

7. RELATIONSHIP OF PARTIES

(a) It is hereby agreed between the parties that the Consultant is an independent contractor, he is not an officer, affiliate or employee of the Company, or a broker or dealer, for any purpose whatsoever.

(b) None of the benefits provided by the Company to its employees, including but not limited to medical, life, accident, or disability insurance, pension or profit sharing plans, unemployment or Worker’s Compensation, are available to the Consultant. No withholding of federal or state income taxes, social security or related contributions shall be made from payments made to the Consultant, and the Consultant shall be solely responsible for payment of any such taxes or contributions due on account of payments received under this Agreement.

8. NOTICES

Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given when delivered personally against receipt therefor or when mailed via registered or certified mail as follows:

(a)	To the Company:

MediciNova, Inc.

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

Attn: Yuichi Iwaki, M.D., Ph.D.

President and CEO

(b)	To the Consultant:

Kenneth W. Locke, Ph.D.

_______________________________________

_____________________ __________________

or to such other address as either party shall have given by notice hereunder to the other.

9. ENTIRE AGREEMENT; MODIFICATION

This Agreement contains the entire agreement of the parties relating to the subject matter hereof and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement, which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

10. BINDING EFFECT

The Company represents and warrants to the Consultant that the retention of the Consultant under this Agreement and the execution, delivery and performance by the Company of this Agreement has been duly authorized by the Company and that this Agreement constitutes the valid, legally binding obligation of the Company. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Company, and its respective successors and assigns and upon the Consultant and his representatives, heirs, and legatees. The Consultant may not assign his obligations hereunder. No assignment of this Agreement by the Company shall relieve the Company of its obligations hereunder without the prior written consent of the Consultant.

11. RESOLUTION OF CONSULTING RELATED DISPUTES

Except as prohibited by law, any dispute arising from any aspect of the consulting relationship with the Company shall be resolved through final and binding arbitration in San Diego, California. All disputes of any nature shall be covered by this Agreement, except as prohibited by law. The law applicable to any controversy to be arbitrated shall be the law of the state of California or applicable federal law, except that the Federal Arbitration Act shall apply to the issue of arbitrability. The arbitration shall be conducted by a single neutral arbitrator selected by the parties from a list maintained and provided by the American Arbitration Association (“AAA”) or Judicial Arbitration and Mediation Services (“JAMS”). The Consultant shall not be required to pay any administrative fees of the AAA or JAMS. Any administrative fees or arbitrator’s fees will be paid by the Company. The arbitrator shall have no power to award costs and attorneys’ fees except as provided by statute or by separate written agreement between the parties. Notwithstanding the foregoing, nothing herein shall preclude either party from seeking, on a temporary basis, relief from a court in a dispute involving the ownership, use or disclosure of confidential or proprietary information or trade secrets, until such time as an arbitrator can be selected. Once selected, the arbitrator shall have the power to continue, vacate, modify or amend any temporary or interim relief, and shall have the power to resolve the dispute. In the event that any aspect of this arbitration provision is found unenforceable by a court of competent jurisdiction, the remainder of the arbitration provision shall be severed from the invalid portion and the remaining portion shall be given full effect according to its terms. This arbitration provision shall supersede any and all prior agreements between the Company and the Consultant on the subject of arbitration of employment-related claims.

12. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the State of California and in the event of a dispute, the Parties hereby agree to submit to the personal jurisdiction of the state and federal courts of the State of California.

13. HEADINGS

The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above mentioned.

MediciNova, Inc.

By:	/s/ Shintaro Asako
Shintaro Asako
Chief Financial Officer

Consultant

/s/ Kenneth W. Locke
Kenneth W. Locke, Ph.D.